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                            [GARY PLAYER LETTERHEAD]

                                                                  Exhibit 10.37


March 25, 1999


Mr. Jeffrey R. Leach
Stone Pine Investment Banking, LLC
410 Seventeenth Street, Suite 400
Denver, Colorado 80202

Dear Mr. Leach:

Pursuant to our agreement, the following sets forth the modification of the Agreement dated October 22, 1998 between Stone Pine Investment Banking, LLC ("Stone Pine") and Gold One Industries, Inc. ("Gold One"):

1. Stone Pine will be issued 100,000 shares of Common Stock of Golf One after giving effect to Golf One's 1:2 reverse split as additional consideration pursuant to Stone Pine's investment banking activities with respect to the merger of Golf One and Grafix Corporation d/b/a Carrera Golf and the attendant $1 million private placement financing; and

2. Stone Pine will receive an additional success fee of $50,000 on conclusion of the $1.0 million and $5.0 million financings.

If this is consistent with our understanding, please sign where indicated below.

                                        Sincerely,


                                        /s/ A.J. Cervantes
                                        --------------------------------------
                                        A.J. Cervantes
                                        President



AGREED AND ACCEPTED

/s/ Jeffrey R. Leach
-----------------------------------
Jeffrey R. Leach, Managing Director